Exhibit 5

2400 Bank One Center                WINSTEAD                       (713)650-8400
910 Travis Street                   SECHREST            Telecopier (713)650-2400
Houston, Texas 77002-5895           & MINICK
                                 A Professional       Direct Dial: (713)650-2727
DALLAS HOUSTON AUSTIN             Corporation                meisen@winstead.com
MEXICO CITY                  Attorneys & Counselors

                                January 7, 1998

The Board of Directors
United Oilfield Services, Inc.
615 Upper North Broadway, Suite 950, MT-198
Corpus Christi, Texas 78477

Gentlemen:

        You have requested our opinion as to the legality of the issuance of 1,100,000 shares (the "Shares") of the common stock, $.01 par value per share, of United Oilfield Services, Inc. (the "Company"), which are the subject of a registration statement on Form S-1 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended. You have requested our opinion as to whether the Shares to be issued will, when issued, be duly and validly issued, fully paid and nonassessable.

        We have examined the Articles of Incorporation of the Company, the Bylaws and such other corporate records, documents and proceedings and the resolutions adopted by the Board of Directors of the Company in connection with the issuance, sale and delivery of the Shares as we have deemed necessary for the purposes of this opinion.

        On the basis of the foregoing, it is our opinion that the Shares to be issued and sold by the Company pursuant to the Registration Statement have been duly and validly authorized by all necessary corporate action of the Company, and each of such Shares will, when so issued, be duly and validly issued, fully paid and nonassessable shares of common stock of the Company.

        We hereby consent to the use of our name in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,

                                        WINSTEAD SECHREST & MINICK P.C.

                                        By: /s/ R. CLYDE PARKER, JR.
                                        R. Clyde Parker, Jr.
                                        FOR THE FIRM